Exhibit 99.1:

CHICAGO PIZZA & BREWERY, INC.

Certification of Co-Chief Executive Officers and Chief Financial Officer

Required by Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report Chicago Pizza & Brewery, Inc. (the “Company”) on Form 10-K for the year ended December 29, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Paul A. Motenko and Jeremiah J. Hennessy, Co-Chief Executive Officers of the Company and C. Douglas Mitchell, Chief Financial Officer of the Company, certify, 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)               The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)               The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, each of the undersigned has signed this Certification as of this March 7, 2003.

/s/ PAUL A. MOTENKO	/s/ JEREMIAH J. HENNESSY	/s/ C. DOUGLAS MITCHELL
Paul A. Motenko	Jeremiah J. Hennessy	C. Douglas Mitchell
Chairman of the Board of	Director, Co-Chief Executive	Chief Financial Officer
Directors, Co-Chief Executive	Officer and President
Officer, Vice President and
Secretary